Exhibit 10.48
Loan Contract

The Loan Contract is made between and by Dalian TOFA New Materials Development Co., Ltd (as “TOFA”) and Mr. Song Yuchun

Mr. Song applies for loan for personal reason. His application has been approved by TOFA board. Two parties hereto agree as follow:

1.	Mr. Song may borrow from TOFA in tranches, limited to accumulative amounts RMB 10,000,000 only (Say: TEN MILLION)
2.	Maturity term lasts (1) one year; or (2) one month as of the date TOFA requires for repayment
3.	TOFA agrees the loan herein is interest free.
4.	The contract is made in duplicate, one for each, and in full force upon two parties’ signatures and seals.

Dalian TOFA New Materials Development Co., Ltd
Signature: Seal of the corporation in lieu of physical signature

Mr. Song Yuchun
Signature: /s/ Song Yuchun

Date: June 22nd 2007